GuideStone Funds Medium Duration

CUSIP: 17313UAE
Quarterly Report From Adviser for the Quarter Ending 3/31/2009
PROCEDURES PURSUANT TO RULE 10f-3*

(1)    Name of Underwriters

       Citigroup, Barclays Capital, Deutsche Bank, GS&Co., UBS
       Investment Ban,        BNP Paribas, RBS Greenwich Capital,
       Siebert Capital Markets, UniCredit,        Credit Suisse,
       SBK-Brooks Investment Corp, Toussaint Capital Partners, Utendahl, Capital Group LLC

Comparable Securities
(1) BOA Securities, GS&CO., Credit Suisse, Morgan Stanley,
 Muriel        Siebert & Co., UBS Securities, Williams
Capital Group, LP

(2) BOA Securities, HSBC Securities, CGMI, RBC Capital
Markets, RBS        Greenwich Capital, Scotial Capital
Inc., UBS Securities, Comercia        Securities, Fifth
Third Securities, Inc., Satander Central Hispano/United
States

       (3)  BOA Securities


(2)    Name of Issuer

       Citigroup Inc.

Comparable Securities
       (1)  State Street Corp

       (2)  HSBC USA Inc.

       (3)  Bank of America Corp


(3)    Title of Security

       C 2 1/8 04/30/12

Comparable Securities
       (1) CORP STT2.15 04/30/12

       (2) HSBC 3 1/8 12/11

       (3) BAC 2.1 04/30/12


(4)    Date of Prospectus or First Offering

       01/23/2009


Comparable Securities
       (1) 03/03/2009

       (2) 12/09/2008

       (3) 01/27/2009


(5)    Amount of Total Offering

       8,000,000,000

Comparable Securities
       (1)  1,500,000,000

       (2)  2,325,000,000

       (3)6,000,000,000


(6)    Unit Price

       99.806


Comparable Securities
       (1)  99.856

       (2)  100.011

       (3)  99.970


(7)    Underwriting Spread or Commission

       0.30%

Comparable Securities
       (1)  0.30%

       (2)  0.300%

       (3)  0.30%

(8)    Rating

       Aaa/AAA/AAA

Comparable Securities
       (1)  Aaae/AAA/AAA

       (2)  Aaa/AAA/AAA

       (3)  Aaa/AAA/AAA


(9)    Maturity Date

       04/30/2012

Comparable Securities
       (1)  04/30/2012

       (2)  12/16/2011

       (3)  04/30/2012


(10)    Current Yield

       2.129%


Comparable Securities
       (1)  2.153%

       (2)  3.125%

       (3)  2.101%


(11)    Yield to Maturity

       2.188%


Comparable Securities
(1)  2.198%

       (2)  3.121%

       (3)  2.110%


(12)    Subordination Features

       FDIC Guaranteed


Comparable Securities
       (1)  FDIC Guaranteed

       (2)  FDIC Guaranteed

       (3)  FDIC Guaranteed


*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.

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(13)    Nature of Political Entity, if any, including in
the case of revenue bonds, underlying entity supplying the
revenue   N/A

(14)    Total Par Value of Bonds Purchased   3,100,000


(15)    Dollar Amount of Purchases ($)   3,093,986


(16)    Number of Shares Purchased   3,100,00


(17) Years of Continuous Operation (excluding municipal
securities; see (25)(d) below)   The company has been in
continuous operation for greater than three years.


(18)    % of Offering Purchased by Fund   0.039%


(19)    % of Offering Purchased by all other GSAM managed
Portfolios and Accounts   3.757%


(20)    Sum of (18) and (19)**   3.796%


(21)    % of Fund's Total Assets applied to Purchase   1.45%


(22)    Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
Citigroup


(23) Is the Adviser, any Sub-Adviser or any person of which the Adviser or Sub-Adviser is an "affiliated person", a Manager or Co-Manager of the Offering? Yes


(24)    Were Purchases Designated as Group Sales or otherwise
allocated to the Adviser, any Sub-Adviser or any person of which
the Adviser or Sub-Adviser is an "affiliated person"?   No


(25)    Have the following conditions been satisfied:

       (a) The securities were part of an issue registered under theSecurities Act of 1933, as amended,
       which is being offered to the        public, or were
       U.S. government securities, as defined in Section 2(a)(29) of the Securities Exchange Act of 1934, or were securities sold in an Eligible Foreign
       Offering or were securities sold in an
       Eligible Rule 144A Offering?   Yes
CUSIP: 17313UAE
Quarterly Report From Adviser for the Quarter Ending 3/31/2009 PROCEDURES PURSUANT TO RULE 10f-3 - Continued


       (b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. Yes

       (c)    The underwriting was a firm commitment underwriting?
       Yes

(d) With respect to any issue of municipal securities to
be purchased, did the securities receive an investment
grade rating from at least one unaffiliated nationally
recognized statistical rating        organizations, or
if the issuer of the municipal securities to
       purchased, or the entity supplying the revenues from which
       the issue is        to be paid , shall have been in continuous
       operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization? Yes


       /s/ Steve Goldman
       Portfolio Manager